Exhibit 10


                                THE COCA-COLA COMPANY
                                    COCA-COLA PLAZA
                                   ATLANTA, GEORGIA


 ROBERTO C. GOIZUETA                                          ADDRESS REPLY TO
CHAIRMAN OF THE BOARD                                         P.O. DRAWER 1734
        AND                         April 21, 1994            ATLANTA, GA 30301
CHIEF EXECUTIVE OFFICER                                               --
                                                                 404 676-2121


Mr. Sergio S. Zyman
The Coca-Cola Company
Atlanta, Georgia

Dear Sergio:

I am pleased to advise you that the Compensation Committee of the Board approved an increase in your base annual salary to $360,000 effective May 1, 1994. The Committee also approved a special discretionary bonus for you to be paid in February of each year from 1995 through 1998. These payments will equal the payments you would have received had you been a participant in the three-year plans under the Company's Long Term Incentive Plan beginning in 1990.

Your payments will be made at the same time as payments to Plan participants and will be based on the same performance criteria as are applicable to the participants under the Plan for those periods. To determine your earnings opportunity, the actual midpoints for your job grade at the beginning of each applicable performance period will be used.

These payments are in consideration of your necessary relinquishment of your lucrative consulting business in order to accept employment with the Company. Each payment is conditioned on your remaining in the employ of the Company through the end of the year prior to the date when payment would be made pursuant to the terms of the Plan.

This arrangement reflects the continuing discussions you and Doug Ivester have held on this subject, and supersedes all prior negotiations.

Please indicate your agreement by signing and returning one copy of this letter.

                                              Sincerely,

                                              /s/ ROBERTO C. GOIZUETA

Accepted by:

/s/  SERGIO S. ZYMAN         5/3/94
                              Date


c:  Mr. M. Douglas Ivester